 As filed with the Securities and Exchange Commission on September 29, 1995

                                                Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    DPL INC.
             (Exact name of registrant as specified in its charter)

               Ohio                                    31-1163136
     (State of Incorporation)              (IRS Employer Identification No.)
  Courthouse Plaza SW, Dayton, Ohio                       45402
(Address of principal executive office)                (Zip Code)

                        THE DAYTON POWER AND LIGHT COMPANY
                              EMPLOYEE SAVINGS PLAN
                             (Full title of the plan)


                           Stephen F. Koziar, Jr., Esq.
                                     DPL Inc.
                               Courthouse Plaza SW
                               Dayton, Ohio 45402
                     (Name and address of agent for service)
                                 (513) 224-6000
          (Telephone number, including area code, of agent for service)


                                  Copies to:
                           Richard J. Chernesky, Esq.
                           Chernesky, Heyman & Kress
                           1100 Courthouse Plaza SW
                              Dayton, Ohio 45402

                        Calculation of Registration Fee
-----------------------------------------------------------------------------
                                   Proposed     Proposed
       Title of      Amount to     maximum      maximum       Amount of
      securities         be        offering     aggregate    registration
        to be        registered    price per    offering         fee
      registered                   share (1)    price (1)
-----------------------------------------------------------------------------
   Common Shares,      300,000
 $.01 par value (2)     Shares       $22.6875   $6,806,250    $2,346.98
-----------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) and based on the average of the reported high and low sale prices of DPL Inc. Common Shares on the New York Stock Exchange on September 27, 1995.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


   As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 33-53970 on Form S-8.

 The contents of the Registration Statement on Form S-8 File Number 33-53970, filed on October 30, 1992, are incorporated herein by reference.

                                 SIGNATURES

          The Registrant.     Pursuant to the requirements of the Securities
    Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on September 26, 1995.

                                            DPL INC.


                                            By /s/ Peter H. Forster
                                                   ----------------------
                                                   Peter H. Forster
                                                   Chairman, President and
                                                   Chief Executive Officer

                              POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints P.H. Forster, A.M. Hill and T.M. Jenkins and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a Director and/or Officer of DPL Inc.), to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                      Title                     Date

   /s/ Tom Danis
   ----------------                 Director             September 26, 1995
   (T. J. Danis)


   -----------------                Director
   (J. F. Dicke, II)

    Signatures                       Title                      Date

   /s/ P. H. Forster
   -----------------         Chairman, Director          September 26, 1995
    (P. H. Forster)          and President (principal
                             executive officer)


   -----------------                Director
      (E. Green)


   -----------------                Director
     (J. G. Haley)

   /s/ A. M. Hill
   -----------------            Director and CEO         September 26, 1995
     (A. M. Hill)


   -----------------                Director
  (W A. Hillenbrand)


   /s/ D. R. Holmes
   -----------------                Director             September 26, 1995
    (D. R. Holmes)


   /s/ T. M. Jenkins
   -----------------           Group Vice President      September 26, 1995
    (T. M. Jenkins)           and Treasurer (principal
                              financial and accounting
                              officer)

   /s/ B. R. Roberts
   -----------------                Director              September 26, 1995
    (B. R. Roberts)

        The Plan. Pursuant to the requirements of the Securities Act of 1933, The Dayton Power and Light Company Employee Savings Plan has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on September 26, 1995.

                                        THE DAYTON POWER AND LIGHT COMPANY
                                              EMPLOYEE SAVINGS PLAN

                                             /s/ Thomas M. Jenkins
                                          By ---------------------------
                                                 Thomas M. Jenkins
                                                 Member, Operating Committee

EXHIBIT INDEX

          The following exhibits have been filed with the Securities and Exchange Commission and are incorporated herein by reference:

                                              Incorporation by Reference

4(a)     Copy of Amended of Articles          Exhibit 3 to Report on Form
         of Incorporation of DPL Inc          10-K for year ended
         dated January 4, 1991, and           December 31, 1991
         amendment dated                      (File No. 1-9052)
         December 3, 1991...........

4(b)     Copy of Amendment dated              Exhibit 3(b) to Report on
         April 20, 1993 to DPL Inc.'s         Form 10-K for the year
         Amended Articles of                  ended December 31, 1993
         Incorporation..............          (File No. 1-9052)


4(c)     Copy of Code of Regulations          Exhibit D to 1986 Proxy
         of DPL Inc. dated                    Statement dated March 7, 1986
         January 6, 1986............          (File No. 1-2385)


4(d)     Copy of Composite Indenture          Exhibit 4(a) to Report on
         dated as of October 1, 1935,         Form 10-K for year ended
         between DP&L and Irving Trust        December 31, 1985 (File
         Company, Trustee with all            No. 1-2385)
         amendments through the
         Twenty-Ninth Supplemental
         Indenture..................

4(e)     Copy of the Thirtieth                Exhibit 4(h) to The Dayton
         Supplemental Indenture               Power and Light Company's
         dated as of March 1, 1982,           Registration Statement on
         between DP&L and Irving              Form S-3 (File
         Trust Company, Trustee.....          No. 33-53906)


4(f)     Copy of the Thirty-First             Exhibit 4(h) to The Dayton
         Supplemental Indenture               Power and Light Company's
         dated as of November 1, 1982,        Registration Statement on
         between DP&L and Irving              Form S-3 (File No. 33-56162)
         Trust Company, Trustee.....

4(g)     Copy of the Thirty-Second            Exhibit 4(i) to The Dayton
         Supplemental Indenture               Power and Light Company's
         dated as of November 1, 1982,        Registration Statement on
         between DP&L and Irving              Form S-3 (File No. 33-56162)
         Trust Company, Trustee.....

                                              Incorporation by Reference


4(h)     Copy of the Thirty-Third             Exhibit 4(e) to Report on
         Supplemental Indenture               Form 10-K for year ended
         dated as of December 1, 1985,        December 31, 1985
         between DP&L and Irving              (File No. 1-2385)
         Trust Company, Trustee.....

4(i)     Copy of the Thirty-                  Exhibit 4 to Report on Form
         Fourth Supplemental                  10-Q for quarter ended
         Indenture dated as of                June 30, 1986 (File
         April 1, 1986, between               No. 1-2385)
         DP&L and Irving Trust
         Company, Trustee..........

4(j)     Copy of the Thirty-                 Exhibit 4(h) to Report on
         Fifth Supplemental                  Form 10-K for year ended
         Indenture dated as of               December 31, 1986 (File
         December 1, 1986,                   No. 1-9052)
         between DP&L and Irving
         Trust Company, Trustee....

4(k)     Copy of the Thirty-                 Exhibit 4(i) to The Dayton
         Sixth Supplemental                  Power and Light Company's
         Indenture dated as of               Registration Statement on
         August 15, 1992,                    Form S-3 (File No. 33-53906)
         between DP&L and The
         Bank of New York,
         Trustee..................

4(l)     Copy of the Thirty-                Exhibit 4(j) to The Dayton
         Seventh Supplemental               Power and Light Company's
         Indenture dated as of              Registration Statement on
         November 15, 1992,                 Form S-3 (File No. 33-56162)
         between the Company and
         The Bank of New York,
         Trustee..................

4(m)     Copy of the Thirty-                Exhibit 4(k) to The Dayton
         Eighth Supplemental                Power and Light Company's
         Indenture dated as of              Registration Statement on
         November 15, 1992,                 Form S-3 (File No. 33-56162)
         between the Company and
         The Bank of New York,
         Trustee..................

4(n)     Copy of the Thirty-               Exhibit 4(k) to The Dayton
         Ninth Supplemental                Power and Light Company's
         Indenture dated as of             Registration Statement on
         January 15, 1993,                 Form S-3 (File No. 33-57928)
         between the Company and
         The Bank of New York,
         Trustee.................

                                           Incorporation by Reference

4(o)     Copy of the Fortieth              Exhibit 4(m) to Report on
         Supplemental Indenture            Form 10-K for the year
         dated as of                       ended December 31, 1992
         February 15, 1993,                (File No. 1-2385)
         between the Company and
         The Bank of New York,
         Trustee.................

4(p)     Copy of the Indenture             Exhibit 4 to Report on Form
         dated as of August 1, 1986,       10-Q for quarter ended
         between DP&L and Morgan           September 30, 1986
         Guaranty Trust Company            (File No. 1-2385)
         of New York,Trustee......

4(q)     Copy of the Credit                Exhibit 4(k) to DPL Inc.'s
         Agreement dated as of             Registration Statement on
         November 2, 1989,                 Form S-3 (File No. 33-32348)
         between DPL Inc., The
         Bank of New York, as
         agent, and the Banks
         named therein...........

4(r)     Copy of Rights                    Exhibit 4 to Report on Form
         Agreement dated as of             8-K dated December 3, 1991
         December 3, 1991,                 (File No. 1-9052)
         between DPL Inc. and
         The First National Bank
         of Boston, as rights
         agent...................

4(s)     Copy of Certificate of            Exhibit to Amendment No. 1
         Adjustment dated                  to DPL Inc.'s Registration
         August 20, 1992,                  Statement on Form 8-A dated
         pursuant to Rights                December 3, 1991
         Agreement..............           (File No. 1-9052)

4(t)     Form of The Dayton                Exhibit 4(b) to The Dayton
         Power and Light Company           Power and Light Company
         Employee Savings Trust,           Employee Savings Plan on
         revised and restated              Form S-8 dated October 30, 1992
         November 1, 1992.......           (File No. 33-53970)

5(a)     Pursuant to Item 8(a)
         of Form S-8, an opinion
         as to the legality of
         the DPL Inc. Common
         Shares offered under
         The Dayton Power and
         Light Company Employee
         Savings Plan (the
         "Plan") is not required
         as such securities are
         not original issuance
         securities.

                                            Incorporation by Reference

5(b)     The registrant has
         submitted the Plan to
         the IRS which has
         issued a determination
         that the Plan is
         qualified under Section
         401 of the Internal
         Revenue Code.

  The following exhibits are filed herewith:
                                                        Page

4(a)     Form of the Dayton
         Power and Light Company
         Employee Savings Plan,
         revised and restated
         through August 15,
         1995.

23       Consent of Price
         Waterhouse

24       Power of Attorney set
         forth on signature page
         of registration statement.

                                                   Exhibit 4(a)












                      THE DAYTON POWER AND LIGHT COMPANY
                            EMPLOYEE SAVINGS PLAN

                    (Revised and Restated August 15, 1995)

                              TABLE OF CONTENTS


ARTICLE I                                                       1
     Definitions and Construction                               1
          1.1  Construction of Plan and Trust                   1
          1.2  Accrued Benefit                                  1
          1.3  Affiliated Company                               1
          1.4  Alternate Payee                                  2
          1.5  Beneficiary.                                     2
          1.6  Code                                             2
          1.7  Committee                                        2
          1.8  Compensation                                     2
          1.9  Covered Employee                                 3
          1.10 Disability                                       3
          1.11 DPL Inc. ESOP                                    3
          1.12 DPL Inc. Stock Fund                              3
          1.13 Effective Date                                   3
          1.14 Elective Deferral                                3
          1.15 Elective Incentive Compensation                  3
          1.16 Eligible Employee                                4
          1.17 Eligible Retirement Plan                         4
          1.18 Eligible Rollover Distribution                   4
          1.19 Employee                                         4
          1.20 Employee Elective Contribution                   4
          1.21 Employer                                         4
          1.22 Employment Date                                  4
          1.23 Entry Date                                       4
          1.24 ERISA                                            5
          1.25 Excess Contributions                             5
          1.26 Full-Time Employee                               5
          1.27 Highly Compensated Employee                      5
          1.28 Hour of Service                                  6
          1.29 Incentive Compensation                           7
          1.30 Labor Regulations                                7
          1.31 Leased Employee                                  7
          1.32 Limitation Year                                  8
          1.33 Matching Contribution                            8
          1.34 Member                                           8
          1.35 Named Fiduciary                                  8
          1.36 Participant                                      8
          1.37 Permissive Aggregation Group                     8
          1.38 Plan                                             8
          1.39 Plan Administrator                               8

TABLE OF CONTENTS (Cont'd.)

          1.40 Plan Year                                        9
          1.41 Qualified Domestic Relations Order               9
          1.42 Quarter                                          9
          1.43 Required Aggregation Group                       9
          1.44 Rollover Contribution                            9
          1.45 Salary Reduction Agreement                       9
          1.46 Termination of Employment                        9
          1.47 Treasury Regulations                            10
          1.48 Trust                                           10
          1.49 Trustee                                         10
          1.50 Trust Fund                                      10
          1.51 Trust Fund Account                              10
          1.52 Valuation Date                                  10
          1.53 Vested Amount                                   10
          1.54 Year                                            10

ARTICLE II                                                     10
     Eligibility and Participation                             10
          2.1  Eligibility and Participation                   10
          2.2  Suspension of Participation                     11
          2.3  Eligibility for Re-Participation                11

ARTICLE III                                                    11
     Contributions                                             11
          3.1  Employee Elective Contributions                 11
          3.2  Limitation on Employee Elective Contributions   12
          3.3  Time and Manner of Payment of Employee
               Elective Contributions                          12
          3.4  Voluntary Employee Contributions and
               After-Tax Contributions                         12
          3.5  Rollover Contributions                          13
          3.6  Transfers from other Employer Plans             13

ARTICLE IV                                                     13
     Limitations On Contributions and Allocations              13
          4.1  Limitations on Contributions and Allocations    13
          4.2  Percentage Limitation on Employee Elective
               Contribution                                    13
          4.3  Correcting Excess Contributions                 16
          4.4  Maximum Annual Additions Limitation             17
          4.5  Dual Plan Limitation                            18
          4.6  Effect of Social Security Increases             19

TABLE OF CONTENTS (Cont'd.)

ARTICLE V                                                      19
     Distributions of Benefits                                 19
          5.1  Eligibility For Benefits                        19
          5.2  Payment to Alternative Payee                    20
          5.3  Claims Procedure                                20
          5.4  Distribution Requirements                       21
          5.5  Designation of Beneficiary                      22
          5.6  Written Explanation to Recipients of
               Distributions                                   23
          5.7  Payment of Benefits                             23
          5.8  Payment in Case of Incapacity                   24
          5.9  Non-Alienation of Benefits                      24
          5.10 In-Service Distributions                        24

ARTICLE VI                                                     25
     Hardship Distributions                                    25

ARTICLE VII                                                    26
     Establishment of Trust Fund And Trust Fund Accounts       26
          7.1  Trust Fund Accounts                             26
          7.2  Investment; Funding Policy                      26
          7.3  Impossibility of Diversion                      26
          7.4  Purchase of Insurance                           27

ARTICLE VIII                                                   27
     Valuation                                                 27
          8.1  Valuation of Trust Fund                         27
          8.2  Trust Fund Accounts.                            27
          8.3  Allocation to Trust Fund Accounts               28

ARTICLE IX                                                     28
     Top Heavy Plan Limitations                                28
          9.1  Determination of Top-Heavy Status               28
          9.2  Minimum Allocations                             29
          9.3  Effect on Section 415 Limitations               30

ARTICLE X                                                      30
     Administration                                            30
          10.1 Plan Fiduciaries                                30
          10.2 Company                                         31
          10.3 Committee.                                      31
          10.4 Interpretations and Adjustments                 33
          10.5 Action of Committee                             33
          10.6 Trustee                                         33
          10.7 Indemnification                                 34

TABLE OF CONTENTS (Cont'd.)

ARTICLE XI                                                      34
     Amendment                                                  34

ARTICLE XII                                                     34
     Suspension, Discontinuance or Termination                  34
          12.1  Termination or Partial Termination of the
                Plan 34
          12.2  Termination of the Trust                        35
          12.3  Discontinuance of the Plan                      35

ARTICLE XIII                                                    35
     General                                                    35
          13.1  Severability                                    35
          13.2  Merger of Plans                                 35
          13.3  Plan Not a Contract of Employment               36
          13.4  Successor Employer                              36
          13.5  Expenses                                        36
          13.6  Governing Law                                   36
          13.7  Construction                                    36
          13.8  Limitation of Rights                            37
          13.9  Headings and Captions                           37
          13.10 Counterparts                                    37
          13.11 Qualified Status of the Plan                    37

                    THE DAYTON POWER AND LIGHT COMPANY

                          EMPLOYEE SAVINGS PLAN



        This Declaration of Plan is entered into as of October 8, 1992, by The Dayton Power and Light Company, an Ohio corporation (the "Company").

                                Recitals

           A. The Company heretofore established The Dayton Power and Light Company Employee Savings Plan (the "Plan") effective January 1, 1985, as a profit sharing plan under Section 401(a) of the Code, which includes a qualified cash or deferred arrangement as defined under Section 401(k) of the Code, designed to enable Eligible Employees of the Company to elect to have a portion of their Compensation contributed to the Plan on a tax-deferred basis.

           B. The Company desires to modify, amend and restate the Plan and its related trust in its entirety effective November 1, 1992, unless otherwise provided for herein.

             NOW, THEREFORE, it is hereby declared as follows:

                                 ARTICLE I

                        Definitions and Construction

1.1       Construction of Plan and Trust.

           Where the following words and phrases appear in the Plan, they shall have the following meanings, unless the context otherwise clearly indicates. Wherever used herein, the masculine gender includes the feminine gender and the singular includes the plural.

1.2       Accrued Benefit.

          The balance of a Member's Trust Fund Account.

1.3       Affiliated Company.

           Any corporation or unincorporated trade or business under common control with the Company within the meaning of Code 401(d), 414(b) and 414(c), and any member of an affiliated service group (as defined in Code 414(m)) which includes the Company, but, in each case, only during the periods during which any such corporation, unincorporated trade or business or affiliated service group satisfies the above mentioned control or affiliation tests.

1.4       Alternate Payee.

           Any spouse, former spouse, child or other dependent of a Participant who is recognized under a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable to such Participant under the Plan.

1.5       Beneficiary.

           A person or persons (natural or otherwise), other than an Alternate Payee, designated by a Participant to receive his death benefits payable under the Plan.

1.6       Code.

           The Internal Revenue Code of 1986, as such may be amended from time to time.

1.7       Committee.

           The Committee referred to in Section 10.3.

1.8       Compensation.

           The amount paid to an Employee by the Employer for services performed during each Plan Year. The term Compensation shall exclude deferred compensation (except for contributions made through a salary reduction agreement to a Plan described in Code 401(k), 402(a)(8) or 402(h), a cafeteria plan described in Code 125 or a tax-deferred annuity under Code 403(b)), Incentive Compensation and any non-cash payments. Compensation of each Participant which may be taken into account for any Plan Year shall not exceed $200,000. Compensation for any Plan Year shall be determined as of the last day of the Plan Year. In determining a Participant's Compensation who is a 5-percent owner or one of the 10 Highly Compensated Employees (as those terms are defined in Code 414(q)), the limitations imposed under Code 414(q)(6) shall apply, except that the term "family" as used therein, shall include only the Participant's spouse and any of his lineal descendants who are under the age of 19 before the Plan Year end. If any of the 5 percent owners or 10 Highly Compensated Employees aggregate compensation exceeds $200,000, the compensation considered for each family member shall be prorated among the affected family members in proportion to each such family member's Compensation prior to the application of the $200,000 limitation such that the total compensation equals $200,000. The $200,000 amount referred to in this Section shall increase at the same time and in the same manner as increases under Code 415(d) become effective.

           In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

           For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

           If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

1.9       Covered Employee.

           All Employees except for Employees (i) who are included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless the collective bargaining agreement provides for participation in the Plan or
   (ii) who are Leased Employees, except for any Leased Employees who are treated as an Employee of the Company under Code 414(n) or 414(o).

1.10      Disability.

           A Participant is considered disabled hereunder if he qualifies for benefits under the Employer's long term disability program.

1.11      DPL Inc. ESOP.

           The DPL Inc. Employee Stock Ownership Plan, as it may be amended from time to time.

1.12      DPL Inc. Stock Fund.

           An investment fund which the Trustee invests exclusively in the common shares of DPL Inc.

1.13      Effective Date.

           The date the Plan (and any of its predecessors) first was effective.

1.14      Elective Deferral.

           Any Employer contribution made to the Plan at the election of the Participant pursuant to a Salary Reduction Agreement or other deferral mechanism, in lieu of paying such amount to the Participant in cash, or some other taxable benefit, that is not (but would be but for the Participant's election) currently available to the Participant on the date of the election.

1.15      Elective Incentive Compensation.

           The portion of an Employee's Incentive Compensation which the Employee may elect to receive in cash or defer in accordance with Section
    3.1 A.(ii).

1.16      Eligible Employee.

           Except as provided in Section 3.3 (in the case of a reemployed former Participant), each Employee who (a) is employed as a Full-Time Employee; (b) is not a cooperative student (unless such cooperative student completed 1,000 or more Hours of Service in the prior Eligibility
    Year); and (c) is a Covered Employee.

1.17      Eligible Retirement Plan.

           An employees' trust described in Code 401(a) which is exempt from tax under Code 501(a), and any plan described in Code 408(a), 408(b) and 403(a).

1.18      Eligible Rollover Distribution.

           Any distribution to a Member of all or any portion of his Accrued Benefit, except for a distribution which is (i) one of a series of substantially equal periodic payments (not less frequently than annually) made (a) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his designated Beneficiary, or (b) for a specified period of 10 years or more, or (ii) required under Code 401(a)(9).

1.19      Employee.

           Any person employed by and receiving Compensation from the Employer.

1.20      Employee Elective Contribution.

           The Elective Deferral contributions made to the Plan under Section 3.1.

1.21      Employer.

          The Company, DPL Inc., and any Affiliated Company which adopts the Plan.

   1.21.1       Employer Contributions.

                Contributions by the Employer to the Trust Fund pursuant to Section 3.7.

   1.21.2       Employer Contribution Account.

                The portion of a Member's Trust Fund Account which is credited with Employer Contributions contributed on his behalf.

1.22      Employment Date.

          The date an Employee is credited with his first Hour of Service with the Employer following either initial employment or reemployment.

1.23      Entry Date.

          The Entry Date for a new Eligible Employee is the first
     day of the first calendar month following the first full calendar month of employment if the Eligible Employee completed 160 Hours of Service during such first full calendar month of employment; thereafter the Entry Date for an Eligible Employee will be January 1 or (effective upon the date of this amendment) July 1 of each Plan Year, or more often in the discretion of the Committee.

1.24      ERISA.

           The Employee Retirement Security Act of 1974, as such may be amended from time to time.

1.25      Excess Contributions.

          The excess of the aggregate amount of Employee Elective Contributions actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under Section 4.2 (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Deferral Ratios (as described in Section
     4.2 C.1.) beginning with the highest of such ratios).

1.26      Full-Time Employee.

           Each Employee who completes 1,000 or more Hours of Service per Eligibility Year. "Eligibility Year" means the first year computed beginning with the date employment commences and ending on the anniversary thereof. Thereafter, Eligibility Year means the Plan Year, beginning with the Plan Year in which the first anniversary of an Employee's employment occurs.

1.27      Highly Compensated Employee.

           A. Each Employee who during the Plan Year or preceding Year: (i) was a 5-percent owner (as defined under Code 414(q)); (ii) received Compensation from the Employer in excess of $75,000; (iii) received Compensation from the Employer in excess of $50,000 and was in the "top-paid group" as defined below;  or  (iv)  was,  at  any time,  an  officer  who  received
     Compensation greater than 50% of the amount under Code 415(b)(1)(A) in effect for the Limitation Year. The amounts specified in this Subsection (ii), (iii) and (iv) above shall increase at the same time and in the same manner as increases under Code 415(d) become effective.

            B. The following special rules apply to this definition:

                (i) Any Employee who did not satisfy the requirements of Subsection A (ii), and (iii) or (iv) above for the preceding Plan Year will not be deemed to satisfy the requirements of Subsection A (ii), (iii) or (iv) above for the current Plan Year unless he was among the highest 100 paid Employees for the current Year;

                (ii) For purposes of Subsection A (iii) above, "top-paid group" means the top 20% of the Employees based on Compensation received during the Year. In determining the number of Employees to be included in the top-paid group, the following Employees are excluded:

                    (a)   Employees  who have  not  completed  6
     months of employment;

                    (b) Employees who normally work less than 17-1/2 hours per week;

                    (c)  Employees who have not attained age 21;

                    (d)   Employees  who are  represented  by  a
     collective bargaining representative; or

                    (e)  Non-resident aliens.

             (iii)     No more than 50 officers, or, if  less,
     the greater of (a) 3 or (b) 10% of the largest number of Employees employed at any time during the Year will be Highly Compensated Employees under Subsection A (iv) above. If no officer satisfies the requirements of Subsection A (iv) above, the highest paid officer will be a Highly Compensated Employee.

              (iv)      If any individual is a Family Member of
     (a) a 5-percent owner or (b) one of the 10 highest paid Employees who is also considered a Highly Compensated Employee, then such Family Member will not be considered an Employee. Any Compensation or benefits paid to the Family Member who is not considered an Employee because of the preceding sentence will be considered paid to the related Highly Compensated Employee. For purposes of this Subsection (iv), "Family Member" means an Employee's spouse and the lineal ascendants or descendants of both the Employee and such Employee's spouse.

          C. Highly Compensated Employee shall also include any former Employee who separated from service prior to the Plan
     Year, performed no services for the Employer during the Plan Year, and was a Highly Compensated Employee either (i) for his separation year or (ii) during any Plan Year ending on or after his 55th birthday. If such former Employee separated from service before January 1, 1987, he is a Highly Compensated Employee only if he was a 5-percent owner, or received Compensation in excess of $50,000 during (1) the Year of his separation of service (or the Year preceding such separation
     Year) or (2) any Year ending on or after such individual's 55th birthday (or the last Year ending before such individual's 55th birthday).

1.28      Hour of Service.

           An hour, determined under the Employer's customary personnel practices: (a) which is compensable for the performance of duties, provided, however, that each hour will be credited to the Year when the duties are performed, and an hour paid at a premium rate will be counted only as a single hour; (b) for which no duties are performed (whether or not the Employee remains an Employee) due to vacation, holiday, illness, incapacity (including disability), jury duty, or approved leave of absence, provided, however, that Hours of Service credited under this subpart (b) shall in no event exceed a maximum of eight hours per business day, 40 hours per week or 501 hours (except in the case of U.S. military service) for any continuous period of absence whether or not it occurs in a single computation period; or (c) which is not credited under subparts (a) or (b) but for which back pay is payable, provided that these hours will not be reduced for any interim earnings opportunities and will be credited for the Years when the pay was lost rather than when payment was made. However, no Hours of Service will be credited for payment under a plan maintained solely to comply with applicable workers' compensation, unemployment compensation or disability insurance laws, or for a payment which only reimburses an Employee for his medical or medically-related expenses. Hours will be credited to the Year in which the absence occurs unless the absence extends beyond one year. If it does, the hours will be allocated between not more than the first two Years on a reasonable basis consistently applied for all Employees in the same reasonably defined job classification.

           In applying these rules, no more than one Hour of Service will be credited for any hour of an Employee's employment or absence from employment. To the extent not included in this definition, the rules in Paragraphs (b) and (c) of Labor Regulation 2530.200b-2 (relating to the calculation of Hours of Service when no duties are performed and to crediting Hours of Service in computation periods) are made part of the Plan as provided by Labor Regulation 2530-200b-2(f).

1.29      Incentive Compensation.

           Employee compensation derived from the DP&L Management
     Achievement Recognition Program, or any successor program thereto designated as such by the Committee, in effect at the beginning of the Plan Year.

1.30      Labor Regulations.

          Department of Labor Regulations issued under ERISA.

1.31      Leased Employee.

           Any person who is not an Employee of the Employer who performs services for the Employer (the "Recipient") pursuant to an agreement between the Recipient and any other entity, on a substantially full-time basis for a period of at least one year, if such services are of the type historically performed in the business field of the Recipient by Employees. Notwithstanding the foregoing, if such Leased Employees (i) constitute less than 20% of the Recipient's non-highly compensated work force and (ii) are covered by a money purchase pension plan providing (a) a non-integrated employer contribution rate for each participant of at least 10% of compensation (including amounts which are excluded from the participant's gross income under Code 125, 402(a)(8), 402(h) or 403(b)); (b) for full and immediate vesting; and (c) for immediate participation, then such persons shall not be Leased Employees.

1.32      Limitation Year.

           The calendar year, unless the Employer designates some other twelve (12) consecutive month period for purpose of determining the maximum benefit limitation under Code 415.

1.33      Matching Contribution.

           An Employer Contribution made to the DPL Inc. ESOP on account of Employee Elective Contributions made to the Plan.

1.34      Member.

           A Participant, a deferred vested Participant with a retained interest in the Plan, or a former Participant who has elected not to participate, but not an Alternate Payee.

1.35      Named Fiduciary.

           A  fiduciary  under  the Plan  (as  defined  in  ERISA
     402(a)(2)).

1.35.1         Non-Elective Contributions.

            Employer  Contributions  with  respect  to  which  an
     Eligible Employee may not elect to have the contributions paid to
     him   in  cash  or  other  taxable  benefits  in  lieu  of  being contributed to the Plan.

1.36      Participant.

           An Eligible Employee who has elected to contribute to the Plan as provided in Section 2.1 or who has an interest in the Plan.

1.37      Permissive Aggregation Group.

           The Required Aggregation Group of plans plus any other
     plan  or plans of the Employer which, when considered as a  group
     with   the   Required  Aggregation  Group,  would   satisfy   the
     requirements of Code 401(a)(4) and 410.

1.38      Plan.

           The  Dayton  Power and Light Company Employee  Savings
     Plan, as it may be amended from time to time.

1.39      Plan Administrator.

           The Committee.

1.40      Plan Year.

           The Employer's accounting year.

1.41      Qualified Domestic Relations Order.

           Any judgment, decree or order (including an approved property settlement agreement) which: (i) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of a Participant; (ii) is made pursuant to a state domestic relations law (including community property law); (iii) creates, recognizes or assigns to an Alternate Payee or Payees the right to receive all or a part of a Participant's Accrued Benefits; and (iv) meets the requirements set forth in Code 414(p).

1.41.1         Qualified Non-Elective Contribution.

           Non-Elective Contributions which the Employer elects to treat as a Qualified Non-Elective Contribution (as defined in Treasury Regulation 1.401(k)-1(g)(13)(ii) and 1.401(k)-
     1(b)(5)),   which   are  nonforfeitable  and   subject   to   the
     distribution   requirements  applicable  to   Employee   Elective
     Contributions.

1.42      Quarter.

          The three month period ending on the last day of March, June, September or December.

1.43      Required Aggregation Group.

           The Plan and any other qualified plans of the Employer in which at least one Key Employee as defined under Code 416(i), participates or participated at any time during the determination period (regardless of whether any such plan has terminated), or the Plan or any other qualified plans of the Employer which enables the Plan to meet the requirements of Code 401(a)(4) or 410.

1.44      Rollover Contribution.

           Any contribution to the Plan by a Participant of an amount defined under Code 402(c), 403(a)(4) or 408(d)(3).

1.45      Salary Reduction Agreement.

           A written election by a Participant authorizing the Employer to reduce a specified percentage of his Compensation (or to forgo an increase in his Compensation) and contribute it to the Plan, rather than being paid to him in the form of cash or some other taxable benefit.

     1.45.1         Settlement Date.

                The date (including any extensions) upon which the Employer is required to file its federal income tax return for the preceding year.

1.46       Termination of Employment.

           The date an Employee resigns, is discharged, dies, retires, is disabled, or otherwise terminates employment with the Employer for any reason.

1.47      Treasury Regulations.

           Department of Treasury Regulations issued under the Code.

1.48      Trust.

           The  Dayton  Power and Light Company Employee  Savings
     Trust   entered  into  between  the  Company  and   the   Trustee
     established for the purpose of funding the benefits under the Plan.

1.49      Trustee.

            The person or persons appointed as Trustee, or Successor Trustee or Trustees, of the Trust pursuant to Section 10.6.

1.50      Trust Fund.

           All plan assets held by the Trustee pursuant to the terms of the Trust.

1.51      Trust Fund Account.

           The  account established for each Member under Section 8.2.

1.52      Valuation Date.

           Each business day of the Plan Year.

1.53      Vested Amount.

           One hundred percent of a Participant's Accrued Benefit attributable to Employee Elective Contributions and Employer Contributions.

1.54      Year.

           A consecutive 365 (or, where appropriate, 366) day period.

                                  ARTICLE II

                         Eligibility and Participation

2.1       Eligibility and Participation.

           Unless he elects not to participate in the Plan, each Eligible Employee will be treated as a Participant in the Plan on his Entry Date. The Committee will notify each Eligible Employee at least 30 days before the Employee's Entry Date and will provide him with a Salary Reduction Agreement and investment election form. By accepting participation in the Plan, each Eligible Employee agrees to be bound by the terms and conditions of the Plan and must deliver to the Committee all information required by the Committee.

2.2       Suspension of Participation.

           Subject to the Participant's interest in his Trust Fund Account, if any, a Participant shall cease to be a Participant in the Plan (i) on his Termination of Employment, (ii) on the date upon which he no longer is an Eligible Employee or (iii) for the period in which he elects not to participate in the Plan.

2.3       Eligibility for Re-Participation.

           If the Employer rehires a former Participant, he will become a Participant in the Plan, on the date he is credited with an Hour of Service after his reemployment if he is then a Covered Employee and if he files a Salary Reduction Agreement with the Committee.

                                ARTICLE III

                               Contributions

3.1       Employee Elective Contributions.

           A. Each Participant may make Employee Elective Contributions by entering into a Salary Reduction Agreement with the Employer, effective as to future Compensation, on a form provided by the Committee. The Salary Reduction Agreement shall be applicable to all payroll periods during which the election is in effect and shall not exceed the following:

                (i)       Unless the Committee otherwise directs,
     a Participant may make an Employee Elective Contribution to the Plan of (a) up to 25% (in whole percentages) of his Compensation, or (b) a fixed dollar amount per pay period (in multiples of $25.00).

                (ii)      Unless the Committee otherwise directs,
     a Participant may make an Employee Elective Contribution to the Plan of 25%, 50%, 75% or 100% of his Elective Incentive Compensation, if any.

           B. A Participant may elect to amend his Salary Reduction Agreement not later than November 30 of any Plan Year to be effective for the following Plan Year, or more often in the discretion of the Committee. Beginning on the following January 1, the Participant's Employee Elective Contributions will be based on the amended Salary Reduction Agreement.

          C. A Participant may voluntarily suspend his Elective Deferrals by giving written notice to the Committee not later than the 10th day before the payroll date the suspension is to become effective. The Participant may initiate further Elective Deferrals at the same time and the same manner as provided for in
     Section 3.1 B.

3.2        Limitation on Employee Elective Contributions.

            For any Plan Year, Employee Elective Contributions must satisfy the following requirements:

           A. The amount of a Participant's Employee Elective Contribution (including the amount of a Participant's Qualified Non-Elective Contribution treated as an Employee Elective Contribution, if any), together with Elective Deferrals contributed to the DPL Inc. ESOP or another Plan, whether or not related to the Employer, which are required by law to be aggregated with such Employee Elective Contributions, shall not exceed the dollar limits provided for in Code 402(g). The amount of a Participant's Employee Elective Contribution made by the Employer in any calendar year shall further be limited to the maximum amount allowable as a deduction to the Employer under Code 404.

          B. To the extent that a Participant has made Employee Elective Contributions during a calendar year in excess of the amount specified in Section 3.2 A ("Excess Deferral"), the Excess Deferral, together with income thereon, shall be distributed to the Participant from the Plan not later than April 15 following the end of the taxable year in which the Excess Deferral was made. If the Participant has made Employee Elective Contributions under the Plan and another plan, contract or arrangement resulting in an Excess Deferral, the Participant shall notify the Committee in writing not later than March 1st following the end of the taxable year in which the Excess Deferral was made, of the amount of Excess Deferrals allocated to the Plan. The Employer will notify the Plan on behalf of the Participant of any Excess Deferral calculated by taking into account only the Plan and other plans maintained by the Employer.

3.3          Time  and Manner of Payment of Employee  Elective
      Contributions.

           Employee Elective Contributions shall be paid to the Trust Fund as soon as practical after the end of each payroll period but in no event later than 90 days from the payroll date which such Employee Elective Contributions were withheld from the Participant's Compensation.

3.4      Voluntary  Employee Contributions  and  After-Tax Contributions.

           For Plan Years beginning after December 31, 1988, none permitted.

3.5       Rollover Contributions.

           Any Eligible Employee may request the Committee's permission to make a Rollover Contribution to the Trust. Any request filed under this Section must (i) be in writing, (ii) include the amount of the Rollover Contribution, (iii) include a written certification from the Employee that the amount qualifies as a Rollover Contribution, and (iv) be made in cash. If the Committee or the Participant determines that any amount deposited under this Section is not a Rollover Contribution, the entire amount will be immediately returned to the Participant. The Committee may set a minimum rollover amount which will be permitted under this provision. The Eligible Employee shall be one hundred percent vested in his Rollover Contribution.

3.6       Transfers from other Employer Plans.

           The Employer may transfer a Participant's account from The Dayton Power and Light Company Savings Plan For Collective Bargaining Employees or any other Eligible Retirement Plan sponsored by the Employer to the Trust. Any such transfers shall be subject to the distribution and withdrawal provisions of the Plan.

3.7       Employer Contributions.

           For each Plan Year beginning after December 31, 1993, the Employer may make an Employer Contribution to the Plan, the amount and allocation of which shall be determined by such Eligible Employee's designation under the Personal Choice Account Plan, a welfare benefit plan sponsored by the Employer.

3.8       Qualified Non-Elective Contributions.

           Beginning after December 31, 1993, the Employer may make a discretionary Qualified Non-Elective Contribution, the exact percentage to be determined each year by the Committee, with respect to any or all Eligible Employees. Any Qualified Non-Elective Contribution shall be deemed an Employee Elective Contribution.

3.9       Time and Manner of Payment of Employer Contributions.

           The Employer shall pay Employer Contributions to the Trustee not later than the Settlement Date, provided, however that Qualified Non-Elective Contributions shall be paid to the Trust Fund not later than the end of the 12-month period immediately following the Plan Year to which such contributions relate.

                                ARTICLE IV

              Limitations on Contributions and Allocations

4.1       Limitations on Contributions and Allocations.

           The  amount and allocation of contributions under  the
     Plan and Trust are subject to certain limitations, set forth in this Article IV, ERISA and the Code. The Employer may limit, revoke or amend at any time a Participant's Salary Reduction Agreement, or distribute any Excess Deferrals or Employee Elective Contributions, to assure that in any Plan Year, the Plan does not exceed the maximum limits imposed by the Code 401(k) and 415, that would cause the Plan to exceed the maximum amount allowable as a deduction to the Employer under Code 404 and/or to prevent disqualification of the Plan.

4.2        Percentage   Limitation  on  Employee   Elective
     Contribution.

            In addition to the dollar limitation on Employee Elective Contributions set forth in Section 3.2, for Plan Years beginning after December 31, 1986, Employee Elective Contributions shall satisfy the nondiscrimination requirements under Code 401(k) for each Plan Year.

           The "Actual Deferral Percentage" ("ADP") for the group of Eligible Highly Compensated Employees shall not exceed the ADP for the group of all other Eligible Employees by an amount specified under one of the following tests:

            A.    The  ADP  for  the  group  of  Eligible  Highly
     Compensated Employees is not more than the ADP for the group of all other Eligible Employees multiplied by 1.25; or

           B. The excess of the ADP for the group of Eligible Highly Compensated Employees over the ADP for the group of all other Eligible Employees is not more than 2 percentage points, and the ADP for the group of Eligible Highly Compensated Employees is not more than the ADP for the group of all other Eligible Employees multiplied by 2.

           C. In determining whether the Plan satisfies the ADP test, the following rules apply:

            1. The ADP is the average of the "Actual Deferral Ratios" calculated separately for each Eligible Employee (whether or not he made any Employee Elective Contributions to the Plan) in each specific group (i.e. Eligible Highly Compensated Employees and all other Eligible Employees).

            2. The Actual Deferral Ratio (expressed as a percentage) is determined by dividing the amount of the Employee Elective Contributions allocated to the Employee for the Plan Year by the Employee's "414(s) Compensation" for such Plan Year,
     rounded  to  the  nearest  1/100 of 1%.   For  purposes  of  this
     calculation, the Committee may for any Plan Year treat Qualified Non-Elective Contributions made to this Plan and/or Qualified Non-Elective Contributions (and/or qualified Matching Contributions) made to the DPL Inc. ESOP made on behalf of an Employee as an Employee Elective Contribution. For purposes of this Section, any Excess Deferral distributed under Section 3.2 shall be treated as an Employee Elective Contribution.

             3.     "414(s)   Compensation"   shall   mean   "415
     Compensation" (as defined in Section 4.4) plus any elective contributions made by the Employer on behalf of the Employees that are not includable in their gross income under Code 125, 402(a)(8), 402(h) and 403(b). 414(s) Compensation of each Participant which may be taken into account for any Plan Year shall not exceed $200,000 (adjusted at the same time and in the same manner as provided for under Code 415(d)). An Employee's 414(s) Compensation shall be limited to the portion of the Plan Year in which the Employee was an Eligible Employee.

           4. Plans that are aggregated for purposes of Code 401(a)(4) or 410(b) (other than the average benefit percentage test), are to be treated as a single plan for purposes of Code 401(k) and Treasury Regulation 1.401(k)-1(b). The Employer may not combine contributions and allocations under plans which are mandatorily disaggregated for purposes of Code 410(b), such as a plan described in Code 4975(e)(7) or 409 (an ESOP) with contributions and allocations under a plan not described in Code 4975(e)(7) or 409 (a non-ESOP), except as permitted under Treasury Regulation 1.4975-11(e), for purposes of Code 401(k). Plans may be aggregated under this Subsection C.4 only if they have the same plan year. In addition, plans that are not actually aggregated for a year for purposes of Code 410(b) (other than the average benefit percentage test) may not be aggregated for purposes of Code 401(k) and Treasury Regulation 1.401(k)-1(b).

           5.   If a Highly Compensated Employee participates  in
     two or more plans (including the Plan) which include qualified cash or deferred arrangements, the Actual Deferral Ratio of such Employee shall be the sum of the ratios computed under each cash or deferred arrangement. If a Highly Compensated Employee participates in two or more plans (including the Plan) which include qualified cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single plan.

           6. If an individual is a Family Member of a Highly Compensated Employee because such Employee is either a 5-percent owner or one of the ten Highly Compensated Employees paid the greatest 414(s) Compensation during the Year, the family aggregation rules under Code 414(q)(6) shall apply and the family group shall be treated as one Highly Compensated Employee with their Actual Deferral Ratio determined by combining the 414(s) Compensation and Employee Elective Contributions of all the eligible family members. "Family Member" as used herein means, with respect to any employee, such employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

           7. Employee Elective Contributions may be taken into account under this Section if (a) the Employee Elective Contribution is allocated to the Employee under the Plan as of the date within the Plan Year and (b) the Employee Elective Contribution relates to 414(s) Compensation that would have been received by the Employee in the Plan Year but for the Employee's election to defer it. For purposes of (a) above, an Employee Elective Contribution is considered to be allocated as of a date within the Plan Year only if (x) the allocation is not contingent upon the Employee's participation in the Plan or performance of services on any later date and (y) the Employee Elective Contribution is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which it relates. Employee Elective Contributions that do not satisfy these requirements may not be taken into account in applying the ADP test for any Plan Year.

            8.     The   Committee  shall  maintain  records   to
     demonstrate compliance with the ADP test (including the extent to which the Plan used qualified non-elective contributions or qualified Matching Contributions made to the DPL Inc. ESOP) to satisfy the applicable requirements of this Section.

           To  the  extent  not  included in  this  Section,  the
     provisions of Code 401(k)(3) and 401(m)(9) and Treasury Regulations 1.401(k)-l(b) and 1.401(m)-2 are incorporated and made a part of the Plan as provided for in Treasury Regulations 1.401(k)-l(b)(2)(iii).

4.3       Correcting Excess Contributions.

           In the event that the limitations set forth in Section
     4.2 are exceeded, the Committee, to the extent necessary, shall adjust the Excess Contributions in a manner that will reduce future Employee Elective Contributions made on behalf of Highly Compensated Employees, and further, in the Committee's discretion, may use any correction method permitted under Code 401(k) including, without limitation, distributing Excess Contributions (and income allocable thereto) no later than the 15th day of the third month after the close of the Plan Year for which the Excess Contributions are made. In no event may the Employer defer distributing Excess Contributions (and income allocable thereto) to the Highly Compensated Employee later than twelve months after the end of the Plan Year for which the Excess Contributions were made. The amount of Excess Contributions to be distributed or recharacterized for a Plan Year shall be reduced by the amount of Excess Deferrals distributed for the taxable year ending with or within the Plan Year. The Committee may use any reasonable method permitted by Treasury Regulations 1.401(k)- 1(f)(4)(ii) for determining the income allocable to the Excess Contributions, provided that such method does not violate Code 401(a)(4), is used consistently for all affected Participants and for all corrective Excess Contribution distributions made under the Plan for the Plan Year and is used by the Plan for allocating income to Participants' accounts. Excess Contributions shall be distributed to the Highly Compensated Employees on an Employee by Employee basis, first to the Highly Compensated Employee with the highest Actual Deferral Ratio until the ADP test is met or until such Participant's Actual Deferral Ratio is equal to that of the Highly Compensated Employee with the next highest Actual Deferral Ratio. If further Excess Contribution distributions are required, the above process shall be repeated until the Highly Compensated Employee group satisfies the ADP test. Excess Contributions shall be distributed to the Highly Compensated Employee, first from the Plan, then from the DPL Inc. ESOP.

4.4       Maximum Annual Additions Limitation.

           Notwithstanding anything contained in the Plan and the Trust to the contrary, in no event shall the Annual Additions allocated to any Participant's Trust Fund Account under the Plan and any other defined contribution plan sponsored by the Employer (whether or not terminated) exceed in each Limitation Year the lesser of (i) the greater of (a) $30,000, as adjusted to reflect any increases in the cost-of-living under Code 415(d) or (b) 25% of the amount determined under Code 415(b)(l)(A) in effect for such Year, or (ii) 25% of the Participant's "415 Compensation" for such Limitation Year.

          If, as a result of the allocation of forfeitures in the
     DPL Inc. ESOP, a reasonable error in estimating a Participant's Compensation, or under other facts and circumstances determined in accordance with Treasury Regulation 1.415-6(b)(6), the maximum Annual Additions are exceeded for any Participant for the Limitation Year, the Committee shall return any excess Employee Elective Contributions (together with any earnings thereon) made by a Participant for the Plan Year to the extent that the return would reduce the excess Annual Additions amount in the Participant's account. If after returning such contributions to the Participant, an excess still exists, such excess amount shall be adjusted from the DPL Inc. ESOP, in accordance with its provisions.

           For purposes of this Section, "Annual Additions" shall mean the sum of (i) Employer contributions, (ii) Employee contributions, (iii) forfeitures, if any, and (iv) amounts allocated to an individual medical account, as defined in Code 415(1)(2), which is part of a pension or annuity plan maintained by the Employer, and amounts derived from contributions paid or accrued in taxable years ending after December 31, 1985, which are attributable to post-retirement medical benefits allocated to the Trust Fund Account of a Key Employee, as defined in Code 419A(d)(3), under a welfare benefit fund, maintained by the Employer, as defined in Code 419(e), which are credited to a Participant's Trust Fund Account with respect to any Plan Year.

           For purposes of this Section, in applying Code 414(b) and (c) in the definition "Affiliated Company", the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code 1563(a)(1).

           For purposes of this Section, "415 Compensation" shall mean wages within the meaning of Code 3401(a) and all other payments of compensation to an Employee by the Employer for which the Employer is required to furnish the Employee a written statement under Code 6041(d) and 6051(a)(3).

4.5       Dual Plan Limitation.

           If a Participant is also a participant in one or more defined benefit plans maintained by the Employer (whether or not terminated), the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not exceed one (1.0) in any Limitation Year. If that limit is exceeded, the Participant's Annual Addition under the Plan will be reduced as provided for in Section 4.4.

           The "Defined Benefit Plan Fraction" for any Plan Year is a fraction, the numerator of which is the Participant's projected annual benefit under the Plan (determined at the close of the Plan Year) and the denominator of which is the lesser of
     (i) the product of 1.25 multiplied by the dollar limitation in effect under Code 415(b)(l)(A) for such Limitation Year or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code 415(b)(l)(B) with respect to such Participant under the Plan for such Limitation Year.

           If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of the Defined Benefit Plan Fraction will not be less than 1.25 multiplied by the sum of the Participant's accrued annual benefits under the Plan, determined at the close of the Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan made after May 5, 1986.

           The  "Defined Contribution Plan Fraction" for any Plan
     Year is a fraction, the numerator which is the sum of the Annual Additions to the Participant's account in such Plan Year and for all prior Plan Years and the denominator of which is the sum of the lesser of the following amounts determined for such Plan Year and for each prior Plan Year during which the Participant was employed by the Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Code 415(c)(1)(A), or (ii)
     1.4 multiplied by 25% of the Participant's Compensation for such Plan Year.

          If the Employee was a Participant in the Plan as of the
     end of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of the Defined Contribution Plan Fraction will be adjusted if the sum of such fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of the Plan. Under such adjustment, an amount equal to the product of (a) the excess of the sum of the fractions over 1.0 times (b) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987 and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Code 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as Annual Additions.

           For purposes of this Section, all the defined benefit plans of the Employer (whether or not terminated) are to be treated as one defined benefit plan and all of the defined contribution plans of the Employer (whether or not terminated) are to be treated as one defined contribution plan. The Committee shall have the power, in order to give effect to the foregoing limitations, to reduce or limit additions to the Participants Trust Fund Accounts under the Plan, provided such reduction and/or limitations shall be made in a uniform and nondiscriminatory manner.

           The above limitations are intended to comply with the provisions of Code 415 as amended so that the maximum benefits provided by plans of the Employer shall not exceed the maximum amount allowable under Code 415 and Treasury Regulations thereunder. In the event there are any discrepancies between the provision of this Section and the provisions of Code 415 and the Treasury Regulations thereunder, such discrepancies shall be resolved in such a way as to give full effect to the provisions of Code 415 as if such applicable provisions were incorporated herein by reference.

4.6       Effect of Social Security Increases.

           No benefit will be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act or any increase in the wage base under such Title II, if such increases take place after the earlier of (i) the date of first receipt of such benefits or (ii) the date of a Participant's Termination of Employment.

                                  ARTICLE V

                           Distributions of Benefits

5.1       Eligibility For Benefits.

          A. Subject to Sections 5.2 and 5.4, a Member's Vested Amount will be distributed in one lump sum payment as of a Valuation Date as soon as practicable after the Participant's Termination of Employment. In order to be eligible to receive his Vested Amount, the Participant or his Beneficiary must complete and file an application for benefits in the form required by the Committee.

             B. Notwithstanding the foregoing, upon a Participant's Termination of Employment, if his Vested Amount is $3,500 or less, and has never exceeded $3,500 at any time prior to the distribution, the Committee shall direct the Trustee to cause the Participant's entire Vested Amount in the Plan to be paid in full. Notwithstanding the foregoing, no distribution may be made under this Subsection 5.1 B. after the Participant's 65th birthday, or in the case where the Participant's Vested Amount exceeds (or at any time prior to the distribution exceeded) $3,500, unless the Participant completes and files an application for benefits in the form required by the Committee.

5.2       Payment to Alternative Payee.

           A Member's benefits shall be adjusted to effect any Qualified Domestic Relations Order. If the Committee is unable to immediately determine whether an order is a Qualified Domestic Relations Order, it will segregate any amounts which may be payable to an Alternate Payee as if the order had been a Qualified Domestic Relation Order. If, within 18 months of receipt of the claim, the Committee determines that the order is a Qualified Domestic Relations Order, it will pay all amounts held in such separate account (including any income, gains and losses attributable to such account) as provided in such order. However, if the Committee determines that the order is not a Qualified Domestic Relations Order or if no determination may be made within that period, all amounts held in such account (including income, gains and losses attributable to the account) shall be recredited to the Participant. Any further claim filed under this Section by an Alternate Payee will apply prospectively only.

5.3       Claims Procedure.

           The Committee will provide Members or Beneficiaries with a written application to claim benefits in accordance with
Section 5.1. Any denial by the Committee of a claim for benefits under the Plan shall be provided to the applicant in writing within 90 days after the application is filed with the Committee, stating (i) the reason(s) why the claim was denied, (ii) the provisions of the Plan upon which the denial was based, (iii) a description of any material needed to complete the claim and the reason such material is required and (iv) an explanation of the Plan's review procedure. If an applicant's claim is denied or if the applicant does not receive a notice of denial within the specified time period, the applicant shall have 60 days from the earlier of the (a) date of denial or (b) expiration of the 90 day claim period to request that the Committee review the claim. The procedures to appeal the denial of a claim shall be as follows:
(1) the applicant shall request a review in writing, (2) the applicant may examine the Plan documents and (3) the applicant may submit his comments and questions in writing. Appeals not timely filed shall be barred. If an appeal request is made, the Committee or a "Subcommittee" designated by the Committee shall then conduct a hearing for a full and fair review of the denied benefits within the next 60 days. The applicant shall be given at least ten days prior written notice of the hearing date, time and location. An applicant may represent himself or have his appointed representative represent him and may submit written or oral evidence and argument in support of his claim at the hearing. Recommendation of the Subcommittee shall be furnished for review and approval of the Committee within 30 days of the hearing. A written decision of the review shall be made by the Committee within 60 days following the hearing on the applicant's request for review (or 120 days if special circumstances so warrant, as determined by the Committee). Such decision shall include the specific reasons (including Plan references) upon which the decision was based. The Committee's decision shall be final and binding upon all parties.

           In  exercising any discretion or authority  under  the
Plan,   the  Committee  will  act  in  a  consistent   and   non-
discriminatory   manner   treating   all   persons   in   similar
circumstances in a similar manner.

5.4       Distribution Requirements.

           Notwithstanding any provision in the Plan to the contrary, all distributions of a Participant's Vested Amount shall be subject to the following:

          A. Distribution to a Member will begin not later than the 60th day after the end of the Plan Year in which the latest of the following events occurs: (i) his 65th birthday, (ii) the tenth anniversary of his participation in the Plan, or (iii) the Participant's Termination of Employment.

           B. Distribution to a Beneficiary will begin as soon as possible after a Member's death.

           C. Notwithstanding any provision in the Plan to the contrary, a Participant's Vested Amount must be distributed pursuant to this Subsection no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, whether or not he has Terminated Employment. For Non-5-percent owners who attained age 70-1/2 before January 1, 1988, such Participant's Vested Amount must be distributed no later than the later of (i) April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, or
(ii) the Participant's Termination of Employment.

            D.     Amounts  attributable  to  Employee   Elective
Contributions may not be distributed before one of the following events occurs:

                1.   The Employee's Disability or Termination  of
                     Employment;

                2.   The Employee's attainment of age 59 1/2;

                3. The Employee's hardship, subject to the limitations of Article VI herein;

                4. The termination of the Plan unless the Employer establishes or maintains a successor plan (other than an ESOP or a simplified employee pension as defined in Code 408(k)) (for this purpose, a "successor plan" is any other defined contribution plan maintained by the Employer provided it exists at the time the Plan is terminated or within the period ending 12 months after distribution of all assets from the Plan; provided, however, that if fewer than 2% of the Eligible Employees are eligible under such other plan of the Employer at any time during the 12 months before or the 12 months after the Plan's date of termination, there is no successor plan);

                5. The date of sale or other disposition by the Company to an entity that is not an Affiliated Company of substantially all of the assets (at least 85% of the assets) used in the Company's trade or business, unless the Company continues to maintain the Plan after such sale or other disposition with respect to Employees who continue employment with the purchaser of the assets; or

                6. The date of sale or other disposition by the Company of its interest in a subsidiary to an entity which is not an Affiliated Company, but only with respect to the Employees who do not continue employment with the subsidiary.

           Subsections 5 and 6, shall not apply if the purchaser maintains the Plan after any such sale. For this purpose, the purchaser is deemed to maintain the Plan if it adopts the Plan, if its employees accrue benefits under the Plan or if the Plan is merged or consolidated with, or any assets or liabilities of the Plan are transferred to, a plan maintained by the purchaser. A purchaser is not treated as maintaining the Plan merely because a plan that it maintains accepts rollover contributions of amounts distributed by the Plan.

5.5       Designation of Beneficiary.

           A Member may designate a Beneficiary to whom his benefits under the Plan shall be paid if he dies before he receives all of such benefits. Any such designation shall be in writing on a form prescribed by the Committee, and shall be effective upon the filing of the form with the Committee during the Member's lifetime. Each Beneficiary designation form filed with the Committee shall cancel any such form previously filed with the Committee. Any Beneficiary designation shall comply with requirements under Code 417(a)(2), that (i) the spouse of the Member consents in writing to such designation, if required;
(ii) such election designates a Beneficiary which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Member without any requirement of further spousal consent) and (iii) the spouse's consent acknowledges the effect of such designation and is witnessed by a Plan representative or Notary Public. Any Beneficiary designation previously made by a Member shall be automatically revoked upon the marriage or remarriage of the Member. Once a spouse consents to a Beneficiary designation by the Member, it may not be revoked by the spouse. Notwithstanding the foregoing, the spousal consent requirements shall not apply under the conditions or circumstance set forth in Code 417(a)(2)(B).

           If  any Member fails to designate a Beneficiary  in  a
manner   provided  for  in  this  Section,  or  the   Beneficiary
designated  by  the Member predeceases him, such Member's  Vested
Amount shall be paid as follows:

          A.    To the Member's surviving spouse; or

          B. If there is no surviving spouse, to the personal representative of the Member's estate.

5.6        Written Explanation to Recipients of Distributions.

            The   Trustee  shall  provide  the  recipient  of   a
distribution from the Plan with such written explanation(s) as are required under the Code, ERISA or the rules thereunder.

5.7        Payment of Benefits.

            The Committee will provide the Trustee written direction specifying the name of the person to receive benefits, his address and the amount of such payment. Distribution of a Member's Vested Accrued Benefit shall be made in cash, except that any Participant who retires (i) after reaching age 55 with 10 years of employment with the Company or (ii) after reaching age 65 may elect to receive the portion of their Trust Fund Account that is invested in the DPL Inc. Stock Fund in common shares of DPL Inc. in lieu of cash. The Trustee shall withhold taxes on any distribution to the extent required by law. The Trustee shall pay such benefits only from the Trust Fund.

           For distributions made after December 31, 1992, a Member may elect to have any Eligible Rollover Distribution paid directly to another Eligible Retirement Plan, in a manner described in Code 401(a)(31) and the rules issued thereunder.

In such case, the Member shall notify the Committee in writing specifying the Eligible Retirement Plan to which such distribution is to be paid. The Trustee shall directly transfer the Member's Vested Amount to the specified Eligible Retirement Plan. In order to make an Eligible Rollover Distribution, the Member must complete and file a transfer in the form required by the Committee.

5.8       Payment in Case of Incapacity.

           If the Committee receives an order from a court of competent jurisdiction that a Member (or Beneficiary) is legally, physically or mentally incapable of personally receiving any payment under the Plan, the Committee shall instruct the Trustee to make payment to one or more persons or institutions named in that order for the maintenance or custody of the person entitled to receive benefits.

5.9       Non-Alienation of Benefits.

           Neither the Plan nor any of the Trust assets, or any interest of the Participants and their Beneficiaries shall be subject to the claims of creditors (whether bankruptcy creditors or otherwise), conveyance, transfer, assignment, garnishment, attachment, levy, encumbrance or other judicial process, whether relating to the Employer, any Participant or Beneficiary, and the Committee and Trustee shall not be liable nor give any effect to any such claim, conveyance, transfer, assignment, garnishment, attachment, levy, encumbrance or other judicial process. Any transfer, assignment, conveyance or encumbrance of an interest shall be void, except with respect to (i) federal income tax withholding; (ii) indebtedness of a Participant to the Plan, if any, and (iii) Qualified Domestic Relations Orders.

5.10      In-Service Distributions.

           Subject to any Qualified Domestic Relations Order, a Participant may withdraw his Trust Fund Account if he has attained age 59-1/2 on the date of his withdrawal. No withdrawal will be allowed which exceeds the value of the Participant's Trust Fund Account not subject to a Qualified Domestic Relations Order. If a Participant makes a withdrawal under this Section, he will not be permitted to make Employee Elective Contributions to the Plan and all other plans maintained by the Employer (except health or welfare benefit plans) for 12 months following the date of withdrawal.

                           ARTICLE VI

                     Hardship Distributions

           In the event of a serious financial hardship, a Participant may apply to the Committee for withdrawal of all or a portion of his Employee Elective Contribution Account (excluding any earnings thereon credited to such account after December 31,
1988). The amount of any hardship distribution shall not exceed the amount that is necessary to satisfy the Member's (including his spouse and dependents) immediate and heavy financial need which he is unable to eliminate out of other resources which are reasonably available to him (including assets of his spouse and minor children which are reasonably available to him). The Committee, as it deems necessary, may require the Participant to furnish evidence of his immediate and heavy financial need and shall consider all such relevant facts and circumstances in determining whether the Participant is eligible for a hardship withdrawal. The Committee may rely on the Participant's written representation of his hardship, unless the Employer has actual knowledge to the contrary, that the Participant's need cannot be reasonably relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant's assets, (iii) by cessation of Employee Elective Contributions to the Plan, (iv) by some other distribution or nontaxable loan from plans maintained by the Employer or by any other employer or (v) by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need. For purposes of the preceding sentence, a Participant's need will not be deemed to be reasonably relieved by one of the actions listed in
(i) through (v) of this Section, if the effect would be to increase the amount of the Participant's need. If a Participant makes a hardship withdrawal, he will not be permitted to make Employee Elective Contributions to the Plan and all other plans maintained by the Employer (except health or welfare benefit plans) for 12 months following the date of the withdrawal. Events which are deemed to qualify as hardships include, without limitation:

           A.    Expenses  for  Medical Care (described  in  Code
213(d)) previously incurred by the Participant, his spouse or "dependents" as defined in Code 152, or necessary for such persons to obtain Medical Care;

           B. Costs directly related to the purchase of a Participant's primary home (excluding mortgage payments);

           C. Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents;

           D. Prevention of eviction or foreclosure on the Participant's principal residence; and

           E. Payment of any federal, state or local income taxes or penalties reasonably anticipated to result from the hardship distribution.

           Hardship withdrawals shall be made by the Committee on a consistent and non-discriminatory manner on the basis of all relevant facts and circumstances, and shall not otherwise effect the Participant's rights under the Plan. In order to be eligible for a hardship distribution, the Participant must complete and file a hardship distribution request in the form required by the Committee. The Committee, in its discretion, may expand the events which qualify as hardships hereunder as permitted under the Code, ERISA or the rules thereunder.

                          ARTICLE VIII

       Establishment of Trust Fund And Trust Fund Accounts

7.1       Trust Fund Accounts.

           The Trustee will establish and maintain a Trust Fund Account for each Participant in the Plan. The balance of each Trust Fund Account will be the sum of all amounts credited to that account less the sum of all amounts debited against that account.

7.2       Investment; Funding Policy.

           The Trustee shall keep the Trust Funds invested as provided for in the Trust Agreement. The Committee will establish and periodically review a policy which defines the Plan's funding needs and policy and will notify the Trustee of such policy and any changes in it.

7.3       Impossibility of Diversion.

           The Trust exists for the exclusive benefit of Members and their Beneficiaries and for paying the reasonable expenses of administering the Plan and Trust. No contribution or payment by the Employer to the Trustee, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of the Employer, except that the Trustee shall return to the Employer upon written request of the Committee:

           A. Any contributions made by the Employer because of a mistake in fact, provided that such contributions are returned to the Employer within one year after the date any such contribution was made;

          B. Any contributions made for Plan years during which the Plan does not initially qualify under Code 401(a), provided that such contributions are returned to the Employer within one year after the date of denial of qualification; and

           C. Any contributions, to the extent that their deduction is disallowed under Code 404, provided that such disallowed contributions are returned to the Employer within one year after the disallowance of the deduction.

          Notwithstanding the foregoing, the Trustee shall return to each Participant, upon the written direction of the Committee, any contributions or part thereof described in this Section that are made to the Trust by the Employer pursuant to a Participant's Salary Reduction Agreement, Rollover Contributions and transfers from other qualified retirement plans, if any.

7.4       Purchase of Insurance.

           No contracts insuring the life of any Participant may be purchased under the Plan.

                          ARTICLE VIII

                            Valuation

8.1       Valuation of Trust Fund.

           The Trustee shall determine the fair market value of the Trust assets and liabilities as of each Valuation Date. In determining the fair market value of the Trust assets, the Trustee shall value assets held in the Trust Fund at the closing sale price (i) as quoted by the National Association of Securities Dealers, as published in a general circulation daily newspaper or (ii) on the New York Stock Exchange - Consolidated Transactions Tape, as of the prior business day. Trust assets which are not readily tradable on an established market shall be valued by an independent appraiser as defined under Treasury Regulations prescribed under Code 170(a)(1).

8.2       Trust Fund Accounts.

           The  Trustee  shall establish and  maintain  for  each
Member  a  Trust  Fund Account including separate  records  which
reflect   amounts   attributable  to  the  following   types   of
contributions:

                       A.     Employee   Elective   Contributions
               (including Qualified Non-Elective Contributions)

                    B.   Rollover Contributions

          C.   Transfers from other Employer plans

          D.   Employer Contributions

8.3       Allocation to Trust Fund Accounts.

           After each Valuation Date, any earnings or losses (net appreciation or net depreciation) of the Trust Fund will be allocated to each Participant's Trust Fund Account:

           A. In the same ratio which the value of each Participant's Trust Fund Account (determined as of the date of the most recent allocation under this Section) bears to the value of all Participants' Trust Fund Accounts (as of the same date). Before that allocation is made, any withdrawals made by the Participant since the most recent valuation shall be subtracted from his Trust Fund Account. Any Employee Elective Contributions made pursuant to Section 3.1 (including Qualified Non-Elective Contributions), Rollover Contributions made pursuant to Section 3.5, transfers from other Employer plans made pursuant to Section 3.6, and/or Employer Contributions made pursuant to Section 3.7 shall be allocated to the Participant's Trust Fund Account on the date the Trustee receives it; or

           B. In any other method agreed to by the Trustee and the Committee which results in the allocation based on Trust Fund
Account balances but which reflects the period the amounts are held in the Trust Fund.

          Notwithstanding the foregoing, Participants' Trust Fund
Accounts with segregated investments or in segregated accounts shall receive only the income, gain loss or expenses attributable to such segregated investments.

          At the end of each Quarter, the Trustee will deliver to each Member a statement of his Trust Fund Account.

                           ARTICLE IV

                   Top Heavy Plan Limitations

           The  following provisions shall be effective in a Plan
Year that the Plan and the Trust is "Top-Heavy" as defined in this Article IX.

9.1       Determination of Top-Heavy Status.

           As of each Plan Year, the Employer shall compute the aggregate amounts allocated to the accounts of all "Key
Employees"  of  the Employer.  For this purpose,  the  term  "Key
Employee" shall mean any Employee, former Employee, or Beneficiary thereof who, at any time during the Plan Year or any of the four preceding Plan Years, is or was (i) an officer of the Employer having an annual Compensation in excess of 50% of the dollar limitation then in effect under Code 415(b)(1)(A), (ii) one of the ten Employees having an annual Compensation in excess of the dollar limitation then in effect under Code 415(c)(1)(A) and owning (or considered as owning, within the meaning of Code
318) the largest interests in the Employer, (iii) a 5-percent owner (as defined in Code 416(i)(1)(B)(i)), or (iv) a 1-percent owner (as defined in Code 416(i)(1)(B)(ii)). For purposes of determining percentage ownership in the foregoing sentence, the rules of Code 416(i)(1)(B) shall apply and the rules of Code 414(b), 414(c) and 414(m) shall not apply.

           If the aggregate amounts allocated to the accounts of all Key Employees exceeds sixty percent of the aggregate amount allocated to the accounts of all Participants, then the Plan shall be deemed to be top-heavy ("Top-Heavy") for the Plan Year next following such Plan Year (and in the case of the initial Plan Year, for the Plan Year ending with such Plan Year). The account balances attributable to a Participant who has not performed an Hour of Service to the Employer at any time during the five-year period ending on the determination date shall be disregarded. For purposes of making the above determination, there shall be considered each plan of the Employer in which any Key Employee is a participant and which is a part of the Required Aggregation Group. There shall also be considered any distributions (including distributions under a terminated plan which was part of the Employer's aggregation group) made with respect to any Participant within the five-year period ending on the determination date. At the option of the Employer, any other qualified plans maintained by it may be included in the group of Plans for purposes of determining the top-heavy status of the Plan, provided that the group of plans would continue to meet the requirements of Code 401(a)(4) and 410 with such plans being taken into account. If any plans of the Employer are aggregated with the Plan as described in the preceding sentence, the Plan shall be deemed to be top heavy only if the aggregate present value of accrued benefits of Key Employees in the aggregated group of plans exceeds sixty percent of the aggregate present value of accrued benefits of all employees in the aggregated group of plans. For purposes of determining the present value of accrued benefits, the rules of Code 416(g) shall apply with the accrued benefit of a Participant other than a Key Employee being determined under (a) the method, if any, that is used for accrual purposes for all plans of the Employer or (b) if there is no method described in this paragraph (a) above, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code 411(b)(1)(C).

           The determination date for purposes of calculating the
top-heavy ratio is the last day of the preceding Plan Year.   The
valuation date for purposes of calculating the top-heavy ratio is the last day of the Plan Year.

9.2       Minimum Allocations.

           For each Plan Year that the Plan is Top-Heavy, there shall be allocated to the account of each Participant who is not a Key Employee and who is employed by the Employer on the last day of the Plan Year, irrespective of whether he has completed 1,000 Hours of Service with the Employer during the Plan Year, an amount not less than three percent of each such Participant's Compensation (without taking into account Social Security and similar contributions and benefits). Notwithstanding the foregoing, if the contribution for any Plan Year made by the Employer is less than three percent of the aggregate Compensation of all Participants, then the amount allocable to each non-Key Employee shall be such lesser percentage. For purposes of this Section, Employee Elective Contributions made by Key Employees shall be included in determining the largest percentage of contributions (as a percent of a Participant's Compensation) allocated to Key Employees. The Committee may consider qualified non-elective contributions made to the DPL Inc. ESOP on behalf of non-Key Employees as satisfying the minimum Top-Heavy Contribution allocated to non-Key Employees, provided that to the extent such qualified non-elective contributions are used for this purpose, they shall not be used to satisfy the ADP test. If the Employer maintains both a defined contribution plan and a defined benefit plan, with a non-Key Employee who participates (or could participate) in both plans, then the Top-Heavy minimum benefit will be provided in the defined benefit plan.

9.3       Effect on Section 415 Limitations.

           If the Employer maintains both a defined contribution plan and a defined benefit plan with a Participant who participates, or could participate, in both plans, then for purposes of computing the defined contribution fraction and defined benefit fraction described in Section 4.5, the dollar limitation of Code 415(b)(l)(A) and 415(c)(l)(A) shall be multiplied by 1.0 in lieu of 1.25 unless the Plan is not super Top-Heavy (as described in Code 416(h)) and either (i) the Participant does not participate in a defined benefit plan sponsored by the Employer or an Affiliated Employer, he receives an annual allocation at least equal to 4% of his Compensation for that Year under the Plan or (ii) if the Participant also participates in a defined benefit plan sponsored by the Employer or an Affiliated Employer, the Employer has elected to provide the minimum defined benefit plan accrual (defined in Code 416(c)(1) as adjusted by Code 416(h)(2)(A)(ii)(I)) under the Employer's defined benefit plan.

                            ARTICLE X

                         Administration

10.1      Plan Fiduciaries.

          The person or persons designated in Sections 10.2, 10.3 and 10.6 and the persons they designate to carry out or help carry out their duties or responsibilities are fiduciaries under the Plan and Trust. Each fiduciary shall have only those powers, duties, responsibilities and obligations as are specifically given to such fiduciary under the Plan or the Trust or delegated to him by another fiduciary. Each fiduciary may assume that any direction, information or action of another fiduciary is proper and need not inquire into the propriety of such action, direction or information. Except as provided by law, no fiduciary will be responsible for the malfeasance, misfeasance or nonfeasance of any other fiduciary. A fiduciary may also be a Participant in the Plan provided he meets the eligibility requirements. Except as permitted by law, no Employee or member of the Committee shall receive any compensation from the Plan or Trust for services as a fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

10.2      Company.

           The Company shall have the sole responsibility for (i) appointing and removing the Trustee, (ii) appointing and removing members of the Committee, (iii) appointing and removing any Investment Manager, as defined in the Trust, (iv) making contributions provided for under Article III, (v) amending or terminating, in whole or in part, the Plan or the Trust, (vi) approving the amount of Employer Contributions to be made to the Plan and (vii) acting on a matter referred to it by the Committee.

10.3      Committee.

           The Company will designate and name members of a Committee and fix the number of its members from time to time which shall have authority to administer the Plan on behalf of the Company. Committee members shall serve at the pleasure of the Company's Board of Directors.

           The Committee shall have the full power to administer the Plan and may act for and on behalf of the Company in all matters, discretionary or otherwise, under the Plan, and shall take such actions as are necessary to carry out its duties, subject to the requirements of ERISA, which include, without limitation, the following:

          A. To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan or as required to comply with applicable law;

          B. To interpret the Plan, including supplying any omissions in accordance with the intent of the Plan;

          C. To decide all questions concerning the Plan and the eligibility of any Employee to become a Participant;

          D. To determine the existence and duration of approved leave of absences and Disabilities;

          E.    To  compute  the  amount  of  benefits  to   be
distributed to any Member or Beneficiary and to determine the person or persons to whom such amounts will be distributed;

          F.   To authorize or deny payment of benefits;

          G.     To   employ  accountants,  actuaries,  agents,
consultants, physicians and attorneys (who may be counsel to the Company) as may be needed to assist in administering the Plan;

           H. To communicate with Employees regarding their participation and benefits under the Plan and other matters concerning the Plan;

           I. To keep such records and submit such filings, elections, applications, tax returns or other documents or forms as may be required under the Code, ERISA or by any other law;

           J.   To delegate its powers and duties hereunder;

           K. To be designated agent for service of legal process upon the Plan;

           L. To review bonding and insurance requirements and agreements;

           M. To establish and enforce the rules, regulations, procedures concerning investment policies and investment programs that it considers desirable;

           N. To periodically (at least annually) receive and evaluate reports of Trustees and Investment Managers;

           O. To periodically (at least annually) review the performance of the Trustee and Investment Managers;

           P. To establish any accounts required by the Plan or Trust;

           Q. To report at least annually to the Company on investment performance of the Trust Fund;

           R. To establish and enforce such rules with respect to Participant's (and transactions directed by such Participant under the Plan) who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") as may be necessary or desirable to enable such Participant's participation in the Plan (and transactions directed by such Participant under the Plan) to qualify for any exemption from Section 16 of the 1934 Act;

           S. To make and enforce such rules as it deems necessary or desirable to prevent violation of the Code, ERISA or any other law; and

           T. To perform any other act or acts necessary or desirable to the performance of its powers and duties hereunder.

10.4      Interpretations and Adjustments.

           The Committee shall have the discretionary authority under the Plan to determine the eligibility for participation and benefits and to interpret and construe the terms of the Plan and Trust. An interpretation of the Plan or the Trust and a decision by the Committee on any matter within its authority and discretion, made in good faith, shall be binding on all persons, to the extent permitted by law. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make adjustments as they consider equitable and practicable. In the event of a conflict between the provisions of the Plan, the Trust or any written action, the provisions of the Plan shall control.

10.5      Action of Committee.

           Any action permitted or required to be taken by the Committee may be taken by a majority vote of its members either by a vote at a meeting or in an action in writing signed by a majority of the members of the Committee without a meeting. All Committee members must be notified of the proposed action and must have an opportunity to vote. Minutes of all meetings of the Committee shall be kept by a Secretary appointed by the Committee members. The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs. All notices required or authorized to be given by the Committee must be in writing and signed by a member or members of the Committee designated as having authority to execute documents on its behalf or by persons authorized in writing to act for the Committee.

           In administering the Plan, the Committee may, to the extent permitted by law, rely on tables, valuations, certificates, opinions and reports furnished by any accountant, actuaries, agents, consultants, physicians and attorneys employed by the Committee or the Company. In addition, the Committee may inspect the Employer's books and records to determine any fact in connection with acts to be performed by it under the Plan.

10.6      Trustee.

           The Trustee shall have the duties and powers set forth in the Trust Agreement executed between the Employer and the Trustee.

10.7      Indemnification.

           Each fiduciary (as defined under ERISA 3(21), other than a bank or trust company or an insurance company acting as a fiduciary) shall be indemnified by the Company (to the extent not covered by any applicable insurance) and not from the Trust Fund, against liabilities, costs and expenses actually and reasonably incurred by them, including attorney fees, judgments, fines, and amounts paid in settlement (other than amounts paid in settlement which the Company does not approve), in connection with any threatened, pending or completed action, suit or proceeding which such fiduciary may be a party to by reason of the exercise or failure to exercise by such fiduciary of any of the powers, authority, responsibility or discretion provided under the Plan and the Trust, or reasonably believed by such fiduciary to be provided thereunder, and any action taken by such fiduciary in connection with the foregoing if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Plan. This Section 10.7 shall not apply with respect to any action or proceeding if the fiduciary (i) had reasonable cause to believe that its conduct was unlawful, (ii) acted with gross negligence or with willful misconduct in the performance of its duties or (iii) embezzled or diverted Trust Funds for its benefit; nor will indemnification be provided hereunder for a fiduciary for excise taxes imposed under Code 4975.

                           ARTICLE XI

                            Amendment

           The Committee may amend any or all provisions of the Plan and or the Trust Agreement at any time, including, without limitation, to make any amendments it determines necessary or desirable, with or without retroactive effect, to comply with the Code, ERISA, or any other law. Except as permitted by law, no amendment may decrease a Participant's Accrued Benefit, or eliminate or reduce any benefit or eliminate an optional method of distribution with respect to benefits attributable to a Participant's service before the adoption of the amendment.

                           ARTICLE XII

            Suspension, Discontinuance or Termination

12.1           Termination or Partial Termination of the Plan.

           The Committee may terminate or partially terminate the Plan at any time. If the Plan is terminated or partially terminated without termination of the Trust, the Trust will be continued until terminated by the Committee or until all Trust assets have been distributed.

           In the event of liquidation of the Trust, the expenses of liquidating the Plan and Trust may be paid by the Trust Fund if not paid by the Employer.

12.2      Termination of the Trust.

           If the Plan is terminated or partially terminated, the Trust may be terminated by the Committee. The Trust Fund and each account under the Trust Fund will be valued as provided in
Section 8.1 and allocated as provided in Section 8.3. The Committee will determine the method and means of distribution and will certify that information to the Trustee. After receiving that certification and after making necessary adjustments to reflect additional earnings, losses and liquidation expenses, the Trustee will distribute the Trust assets promptly; provided that the distribution will not be made before the time the Participant could have withdrawn his Employee Elective Contributions under
Section 5.4 D.

12.3           Discontinuance of the Plan.

           The Company expects to continue the Plan indefinitely but does not assume a contractual obligation to do so. Any suspension of Employee Elective Contributions will not constitute a discontinuance of the Plan. If Employee Elective Contributions are suspended or discontinued, the Trust will be continued until terminated by the Committee or until all Trust assets have been distributed.

                          ARTICLE XIII

                             General

13.1      Severability.

           If any provision of the Plan is held by any court or tribunal, board or authority of competent jurisdiction to be illegal, unenforceable or in conflict with the Code, ERISA or any other law, such invalidation shall not affect any of the Plan's other provisions, and the Plan shall be construed and enforced as if such provisions had not been included.

13.2      Merger of Plans.

           No merger or consolidation of the Plan, with or transfer of assets or liabilities of the Plan to, any other plan or trust fund established for the benefit of the Participants shall occur unless the Participants in the Plan are entitled to receive benefits immediately after the merger, consolidation or transfer which are equal to or greater than the benefits they would have been entitled to receive immediately before the merger, consolidation or transfer, and the plan and trust that are being merged with the Plan and Trust are qualified under Code 401(a) and 501(a).

13.3      Plan Not a Contract of Employment.

           Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any Employee or as a right of any Employee to be continued in the employment of the Employer or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

13.4      Successor Employer.

           In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor, and, in such event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

13.5      Expenses.

          The Company may, but shall not be obligated to, pay all the expenses of administering the Plan, including the Trustee's compensation and expenses, any investment fees (except for brokerage fees and commissions) incurred by the Trust, the Committee's expenses and any other expenses incurred at the direction of the Committee. Any such expenses not paid by the Company shall be paid out of the Trust Fund. The Trust Fund shall pay all brokerage fees and commissions.

13.6      Governing Law.

           The Plan and Trust will be construed, administered and enforced in accordance to the laws of the State of Ohio, to the extent that such laws are not inconsistent with or preempted by ERISA.

13.7      Construction.

          If the Plan and Trust contains contradictory clauses or if there appears to be a conflict between its provisions, the following rules of construction will apply:

           A. The interpretation that favors the Plan and Trust as a tax favored qualified employee benefit plan and permits the deduction of Employer Contributions for federal income tax purposes will prevail over any interpretation that might render the Plan and Trust taxable or prevent such deduction.

            B. Subject to Subsection A above, the rules established under the laws of the State of Ohio for the construction of like instruments will apply.

13.8      Limitation of Rights.

          Neither the establishment of the Plan or Trust, nor any amendment thereto, nor the creation of any Trust Fund Account, or the payment of any benefit, will be construed as giving to any Participant or other person any legal or equitable right against the Employer, Committee, Trustees, Plan or Trust. Each Participant expressly agrees by participation herein, that he will look solely to the assets held in his Trust Fund Account for the payment of any benefit to which he is entitled to under the Plan.

13.9      Headings and Captions.

           The heading and captions herein are provided for convenience of reference only and are not to be considered in the construction of the Plan or its provisions.

13.10          Counterparts.

          The Plan may be executed in any number of counterparts,
each of which is an original; all counterparts constitute one and
the   same   instrument;  sufficiently  evidenced  by   any   one
counterpart.

13.11          Qualified Status of the Plan.

           The Plan and the Trust are intended to qualify as a qualified employee benefit plan under Code 401(a) and 501(a).
The Plan and the Trust Agreement may be modified and amended retroactively, if necessary, to qualify under Code 401(a) and 501(a).

                                             Exhibit 23


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 1995, which appears on page 27 of the 1994 Annual Report to Shareholders of DPL Inc., which is incorporated by reference in DPL Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page II-2 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our report dated June 12, 1995 appearing on page 2 of the Annual Report of the Dayton Power and Light Employee Savings Plan on Form 11-K for the year ended December 31, 1994.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
Dayton, Ohio
September 29, 1995